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                                                                     Exhibit 5.1
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                                August 24, 2000

Indus International, Inc.
60 Spear Street
San Francisco, CA  94105

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about August 24, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 3,500,000 shares of the Registrant's Common Stock (the "Shares"), which includes: (i) 2,500,000 additional shares of the Registrant's Common Stock reserved for issuance under the Indus International, Inc. 1997 Stock Plan (the "1997 Stock Plan"); (ii) 500,000 shares of the Registrant's Common Stock reserved for issuance under the Indus International, Inc. Company Share Option Plan (the "UK Plan"); and (iii) 500,000 additional shares of the Registrant's Common Stock reserved for issuance under the Indus International, Inc. 1997 Director Option Plan (the "1997 Director Plan") (the 1997 Stock Plan, the UK Plan, and the 1997 Director Plan are collectively referred to herein as the "Plans"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with said issuance and sale of the Shares pursuant to the Plans.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us to be taken prior to the issuance and sale of the Shares pursuant to the Plans, and upon completion of the proceedings being taken in order to permit such transaction to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner referred to in the Plans and the Registration Statement, will be legally and validly issued, fully-paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                              Very truly yours,

                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation